Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Exchanges

NEWS

Vista Gold Corp. Announces Third Quarter Financial Results and Conference Call with Management

Denver, Colorado, November 9, 2010 — Vista Gold Corp. (TSX & NYSE Amex:  VGZ) (“Vista” or the “Corporation”) announced today its financial results for the quarter and nine months ended September 30, 2010, as filed on November 9, 2010, with the United States Securities and Exchange Commission (the “SEC”)  and the relevant securities regulatory authorities in Canada in the Corporation’s Quarterly Report on Form 10-Q, and announces a management quarterly conference call scheduled for Friday, November 12, 2010, at 9:00 A.M. MST.

Recent Highlights

•                  Closes private placement financing (shareholder and regulatory approval pending) of U.S.$33 million to be used to re-purchase notes of U.S.$23 million, for the advancement of our Mt. Todd gold project and for general corporate purposes;

•                  Announces results of Pre-feasibility study and estimate of mineral reserves on our Mt. Todd gold project; and

•                  Changes name of our Paredones Amarillos gold project in Mexico to Concordia gold project.

Results from Operations

All dollar amounts in the following press release are in thousands of United States dollars, except share data.

Our consolidated net loss for the three-month period ended September 30, 2010, was $1,344 or $0.03 per share compared to $1,717 or $0.05 per share for the same period in 2009.  Our consolidated net loss for the nine-month period ended September 30, 2010, was $7,195 or $0.16 per share compared to consolidated net earnings of $293 or $0.01 per share for the same period in 2009.  For the nine-month period ended September 30, 2010, the increase in the consolidated net losses of $7,488 from the respective prior period is primarily due to decreases in the gain on disposal of Allied Nevada Gold Corp. marketable securities of $6,564.

On March 4, 2011, the $23,000 principal balance of our senior secured convertible notes (the “Notes”) will come due.  Presently, we do not have sufficient capital to meet this obligation.   On October 22, 2010, we announced the closing of a private placement financing of special warrants (the “Private Placement”).  The Corporation issued 14,666,739 special warrants for gross proceeds of $33,734.  As previously announced, these proceeds are being held in escrow until the Corporation receives shareholder and regulatory approval of the Private Placement.  In the event these approvals are not obtained by December 15, 2010, the proceeds of the Private Placement will be returned to the purchasers under the Private Placement.  (See our press release dated October 22, 2010).

The following table summarizes selected financial data for the company.  To review Vista’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2010, including our Management Discussion & Analysis, visit either www.sedar.com, www.sec.gov or www.vistagold.com.

Selected Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
U.S. $000’s, except loss per share

Results of operations
Net earnings/(loss)	$(1,344)	$(1,717)	$(7,195)	$293

Basic and diluted earnings/(loss) per share	(0.03)	(0.05)	(0.16)	0.01

Net cash used in operations	(931)	(964)	(5,195)	(5,189)
Net cash provided/(used in) investing activities	(2,815)	(1,454)	(7,991)	5,805
Net cash provided/(used in)by financing activities	8	19,841	(2,234)	19,841

Financial position

	September 30,	December 31,
	2010	2009

Current assets	$15,158	$30,317
Total assets	89,177	92,573
Current liabilities	23,790	926
Total liabilities	24,018	26,093
Shareholders’ equity	65,159	66,480

Working capital	(8,632)	29,391

Management Conference Call

A conference call with management to review our financial results for the quarter ended September 30, 2010 and to discuss corporate and project activities is scheduled on Friday, November 12, 2010, at 9:00 a.m. MST.

Toll-free in North America:  1-866-443-4188

International:  1-416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/event/?event_id=1335

This call will be archived and available at www.vistagold.com after November 12, 2010.  Audio replay will be available for three weeks by calling in North America:  1-866-245-6755, passcode 437814.

If you are unable to access the audio or phone-in on the day of the conference call, please feel free to email questions to Connie Martinez, Manager - Investor Relations, (email: connie@vistagold.com) and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

Vista is focused on the development of the Concordia gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the repayment of the Notes, receipt of shareholder and regulatory approval of the Private Placement, the release to Vista and use of proceeds of the Private Placement, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes”, “believe”, “may”, “will”, “if”, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty regarding shareholder and regulatory approvals, uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates, risks relating to cost increases for capital and operating costs, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies, risks relating to fluctuations in the price of gold, the inherently hazardous nature of mining-related activities, potential effects on Vista’s operations of environmental regulations in the countries in which it operates, risks due to legal proceedings, risks relating to political and economic instability in certain countries in which it operates, risks related to repayment of debt, risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and other documents filed with the SEC and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.